UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2026

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40770	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 West Cameron Avenue, Suite 210 West Covina, California	91790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 8.01	Other Events.

Compliance with Nasdaq Stock Market Continued Listing Standards

Following the events summarized below, Focus Universal Inc. (the “Company”) believes, as of the date of this filing, that it has stockholders’ equity of at least $2.5 million as required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”).

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 27, 2025, the Company entered into a securities purchase agreement to sell 8,236 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share. On or about April 6, 2026, the Company received notice from a majority of the holders of the outstanding shares of Series B Convertible Preferred Stock to convert an aggregate of 5,216 shares of Series B Convertible Preferred Stock (the “Series B Conversion”) into 665,328 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The remaining outstanding shares of Series B Convertible Preferred Stock were held by Great Point Capital LLC, and the Company entered into a redemption agreement dated April 13, 2026, with Great Point Capital LLC to redeem such remaining shares at a price of $782 per share for an aggregate amount of $961,860. As of the date of the Form 10-Q filed with the SEC on May 14, 2026, there are no shares of Series B Convertible Preferred Stock outstanding.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on April 10, 2026, the Company closed a $4,000,000 private placement (the “Warrant Offering”) with Armistice Capital Master Fund Ltd. (“Armistice”). Pursuant to the Warrant Offering, the Company issued Armistice a Pre-Funded Warrant to purchase up to 1,117,318 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a nominal exercise price of $0.00001 per share (the “Pre-Funded Warrant”). Armistice also received (i) a Series A Common Warrant to purchase up to 1,117,318 shares of Common Stock with an exercise price of $3.33, which expires 24 months after its initial issuance date; and (ii) a Series B Common Warrant to purchase up to 1,117,318 shares of Common Stock at an exercise price of $3.33, which expires sixty (60) months after its initial issuance date. Subsequent to the closing of the Warrant Offering and until approximately May 15, 2026, the Company received several notices from Armistice to exercise its Pre-Funded Warrants. As of the date of this filing, the Pre-Funded Warrant has been exercised in its entirety.

Following the completion of the Series B Conversion and the Warrant Offering and the subsequent conversion to Common Stock, the Company believes, as of the date of this filing, that it has stockholders’ equity of at least $2.5 million as required for continued listing on The Nasdaq Capital Market under the Equity Rule.

As a result of the foregoing, the Company believes it is currently in compliance with Nasdaq’s listing standards.

2

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2026

FOCUS UNIVERSAL INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

3